                                                                          EX4.29

                             CLASS C-1 CERTIFICATE

REGISTERED                                                           $33,130,000
                                                   Fractional Undivided Interest
No.  R - 1

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY UNITED AIR LINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSON RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO UNITED AIR LINES, INC., (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH CERTIFICATE THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (3) REPRESENTS THAT IT IS A UNITED STATES PERSON WITHIN THE MEANING OF
     SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; AND
     (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY UNITED AIR LINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSONS, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON

     THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     EITHER: (A) THE HOLDER IS NOT ACQUIRING THIS CERTIFICATE OR AN INTEREST HEREIN WITH PLAN ASSETS OF ANY PLAN OR AN INDIVIDUAL RETIREMENT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"); OR (B) THE HOLDER'S PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF SECTION 406(A) OF ERISA AND SECTION 4975 OF THE CODE BY AN ADMINISTRATIVE CLASS PROHIBITED TRANSACTION EXEMPTION GRANTED BY THE DEPARTMENT OF LABOR.

             UNITED AIRLINES 2000-1C-1 ENHANCED PASS THROUGH TRUST

                         UNITED AIRLINES ENHANCED PASS
                     THROUGH CERTIFICATE, SERIES 2000-1C-1

           Final Expected Regular Distribution Date: January 1, 2008

evidencing a fractional undivided interest in a trust, the property of which includes a promissory note issued by AFE Trust ("AFE Note").

          THIS CERTIFIES THAT FOUR STAR LEASING, INC., for value received, is the registered owner of a THIRTY-THREE MILLION, ONE HUNDRED THIRTY THOUSAND DOLLARS ($33,130,000) Fractional Undivided Interest in the United Airlines 2000-1C-1 Pass Through Trust (the "Trust") created by State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Trustee") pursuant to a Pass Through Trust Agreement, dated as of July 31, 2000 (the "Basic Agreement"), as supplemented by Trust Supplement No. 2000-1C-1 (collectively, the "Agreement") between the Trustee and United Air Lines, Inc., a Delaware corporation (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "United Airlines Enhanced Pass Through Certificates, Series 2000-1C-1" (the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement.

          By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement, the Intercreditor Agreement and the AFE Note Purchase Agreement. The property of the Trust includes (i) the AFE Note and all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the related Escrow Account, the related Certificate Account and the related Special Payments Account and (iii) all rights of such Trust and the Trustee, on behalf of such Trust, under the Intercreditor Agreement and the AFE Note Purchase Agreement, including all rights to receive certain payments thereunder and all monies paid to such Trustee on behalf of such Trust pursuant to the Intercreditor Agreement and the AFE Note Purchase Agreement (the "Trust Property"). Each issue of the Trust Owned Notes is secured indirectly by, among other things, a security interest in the Aircraft leased to the Company.

          The Certificates represent Fractional Undivided Interests in the Trust, all other trusts of the same class and the Trust Property, and have no rights, benefits or interest in respect of any assets or property of any trust of another class.

          Interest applicable to this Certificate will be payable at a floating rate equal to the Eurodollar Rate plus 0.90%.

          Subject to and in accordance with the terms of the Agreement, the Intercreditor Agreement and the AFE Note Purchase Agreement, from and to the extent of funds then available to the Trustee, there shall be distributed on each January 1 and July 1 (a "Regular Distribution Date"), commencing on January 1, 2001, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding such Regular Distribution Date, an amount in respect of the Scheduled Payments on the Trust Owned Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, the Intercreditor Agreement and the AFE Note Purchase Agreement, if Special Payments on the Trust Owned Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Trust Owned Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust (or, if more than one trust of like class, all such trusts) evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the next Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

          Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER OF THIS CERTIFICATE UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Reference is hereby made to the further provisions of this Certificate set forth in the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Certificate to be duly executed.


                                       UNITED AIRLINES 2000-1C-1 PASS
                                       THROUGH TRUST

                                       By:  STATE STREET BANK AND TRUST COMPANY
                                       OF CONNECTICUT, NATIONAL ASSOCIATION, not
                                       in its individual capacity but solely as
                                       Trustee



Dated:
       ------------------              By:
                                           ----------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Certificates referred to in the within-mentioned Trust Agreement.


State Street Bank and Trust Company           State Street Bank and Trust Company of
of Connecticut, National Association,         Connecticut, National Association,
not in its individual capacity but solely     not in its individual capacity but solely
as Trustee                                    as Trustee

By:______________________                     By:___________________________
                                                    Authenticating Agent

                                              By:___________________________


                           [REVERSE OF CERTIFICATE]


          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any of their Affiliates. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it shall look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Cumulative Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, at its Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust shall be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Trustee shall require payment by the Certificateholder of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                            FORM OF TRANSFER NOTICE



          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________________
please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.



Date:                                             [Name of Transferor]

                                                  ______________________________

                                             NOTE:  The signature must
                                             correspond with the name as written
                                             upon the face of the within-
                                             mentioned instrument in every
                                             particular, without alteration or
                                             any change whatsoever.



Signature Guarantee:

                              MANNER OF TRANSFER


     This form shall be completed if this Certificate or an interest herein is transferred within two years after the later of the original issuance of the certificate or the last date on which this certificate was held by United Air Lines, Inc., the Trustee or any Affiliate of any such Persons. This form shall be delivered to the Trustee upon completion.

     The Holder of the United Airlines Enhanced Pass Through Certificate, Series 2000-1C-1 hereby transfers a beneficial interest in the aforesaid certificate to ________________, in one of the following permissible transfers:

     [_]  To United Air Lines, Inc.

     [_] To a qualified institutional buyer in compliance with Rule 144A under the Securities Act

     [_] To an institutional accredited investor acquiring $100,000 or more aggregate principal amount of this Certificate that has, prior to this transfer, furnished to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of this Certificate

     [_] Pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available)

     [_]  Pursuant to an effective registration statement under the Securities
          Act